UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED): March 10, 2014

Commission File Number	Registrant; State of Incorporation; Address; and Telephone Number	IRS Employer Identification Number

1-13739	UNS ENERGY CORPORATION	86-0786732
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

1-5924	TUCSON ELECTRIC POWER COMPANY	86-0062700
(An Arizona Corporation) 88 E. Broadway Boulevard Tucson, AZ 85701 (520) 571-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 10, 2014, Tucson Electric Power Company (the “Company”) issued and sold $150 million aggregate principal amount of its 5.00% Notes due 2044 (the “Notes”). The Company intends to use the net proceeds from the sale to repay approximately $90 million on its revolving credit facility, with the remaining proceeds to be applied to general corporate purposes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 333-181305-01.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the issuance and sale of the Notes.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Officer’s Certificate, dated March 10, 2014, establishing the terms of the Notes
5.1	Opinion and consent of Todd C. Hixon, Esquire, with respect to the validity of the Notes
5.2	Opinion and consent of Morgan, Lewis & Bockius LLP with respect to the validity of the Notes

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 10, 2014	UNS ENERGY CORPORATION ____________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Principal Financial Officer
Date:	March 10, 2014	TUCSON ELECTRIC POWER COMPANY ___________________________ (Registrant) /s/ Kevin P. Larson
Kevin P. Larson Senior Vice President and Principal Financial Officer